Exhibit 99.1

Company Contact: Cleantech Solutions International, Inc. Mr. Adam Wasserman, Chief Financial Officer E-mail: adamw@cleantechsolutionsinternational.com Web: www.cleantechsolutionsinternational.com	Investor Relations Contact: CCG Investor Relations Ms. Elaine Ketchmere, CFA Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

For Immediate Release

Cleantech Solutions Receives Patents for its Airflow Dyeing Machine

WUXI, Jiangsu, China, June 13, 2013 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies primarily used in the wind power, solar and other clean technology industries, today announced that the Company recently received five new patent certificates (Patent Nos. ZL 2012 2 0752919. 2, ZL 2012 2 0752924. 3, ZL 2012 2 0752922. 4, ZL 2012 2 0752921. X and ZL 2012 2 0752917. 3) for devices and parts of its airflow dyeing machine.

The new patents cover the dyeing liquid mixing device, dyeing liquid atomizing device, horizontal manipulated devices, mechanical seal and atomizer of its airflow dyeing machine.  The patents relate to devices and parts that allow for lower water and energy usage, improved dyeing effects, extend the service life of the machine and provide easier cleaning of atomized dyeing equipment.  The Company applied for such patents on December 25, 2012.  The patents were issued by the State Intellectual Property Office of the People’s Republic of China (“SIPO”) and were granted to the Company’s variable interest entity (VIE), Wuxi Huayang Dyeing Machinery Co., Ltd., on June 5, 2013. The patents provide the Company with the exclusive use of these designs in dyeing equipment for a period of ten years.

“We are pleased to have been awarded these patents, which we believe will protect the proprietary devices and parts of our air-flow dyeing machine,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.  “We expect our dyeing machine segment to continue to perform well in 2013, as more customers are purchasing new equipment that meets the Chinese government’s stricter environmental standards which our products are designed to meet.  We are currently expanding production capacity and look forward to marketing our new after-treatment compacting equipment in the coming months.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release, including the ability of the Company to derive revenue from or to generate meaningful profit margins from the sale of any of the products described in this press release, particularly the after-treatment compacting equipment, and to benefit from the patent protection described in this press release, as to which we cannot give any assurance. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2012 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended March 31, 2013.  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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